FOURTH AMENDMENT TO COMMERCIAL LOAN AGREEMENT


         THIS FOURTH AMENDMENT (the "Fourth Amendment"), dated as of September 6, 1996, is entered into by and between THE INDUS GROUP, INC., a California corporation ("Borrower"), and the SUMITOMO BANK OF CALIFORNIA, a California banking corporation ("Bank").

                                    RECITALS:

         A. Borrower and Bank entered into an Amended and Restated Commercial Loan Agreement dated June 30, 1995 as amended by the amendments dated November 27, 1995 (the "First Amendment"), December 26, 1995 (the "Second Amendments"), May 29, 1996 (the "Third Amendment") (collectively, the "Agreement").

         B. Borrower and Bank desire to amend certain terms of the Agreement.


                                   AGREEMENTS:

         NOW, THEREFORE, Borrower and Bank hereby agree as follows:

         1. Each of the terms defined in the Agreement, unless otherwise defined herein, shall have the same meaning when used herein.

         2. The Agreement is amended as follows:

         (a) Section 7.10 Capital Expenditures is hereby deleted in its entirety effective 6/30/96.

         3. (a) Except as specifically amended above, the Agreement and all other documents executed in connection with the Agreement shall remain in full force and effect and are hereby ratified and confirmed; and (b) Upon the effectiveness of this Fourth Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof", or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fourth Amendment.

         4. Borrower represents and warrants as follows:

         (a) Each of the representations and warranties contained in the Agreement, as amended hereby, is true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that a representation or warranty specifically related to an earlier date, in which case such representation and warranty is true as of such date and is hereby reaffirmed as of the date hereof, each as if set forth herein;

         5. The execution, delivery and performance of this Fourth Amendment is within Borrower's powers, has been duly authorized by all necessary action, has received all necessary governmental approvals, if any, and does not contravene any law or any contractual restrictions binding on Borrower;

         6. Release and Waiver.

         (a) Borrower hereby acknowledges and agrees that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors,

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         employees,  attorneys or other  representatives or agents (all of which parties other than Bank being, collectively, "Bank's Agents") in connection with the Agreement, any letter of credit or the other loan documents or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its obligations, indebtedness or contracts in favor of Bank; and (3) it recognizes that Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

         (b) Although Bank regards its conduct as proper and does not believe Borrower to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Agreement, any letter of credit or the other loan documents or the transactions contemplated therein, Bank wishes, and Borrower agrees, to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind of Bank or of any of Bank's Agents to Borrower, except the obligations remaining to be performed by Bank as expressly stated in the Agreement, this Fourth Amendment and the other loan documents executed by Bank;
         (2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to Borrower (and any rights of Borrower against Bank or Bank's Agents) besides those expressly stated in the Agreement, this Fourth Amendment and the other loan documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Fourth Amendment or which could arise concurrently with the effectiveness of this Fourth Amendment.

         (c)  Borrower  agrees  that is  understands  the  meaning and effect of
         Section 1542 of the California Civil Code, which provides:

                  Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing this release, which if known by him must have materially affected his settlement with the debtor.

         BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS FOURTH AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND BORROWER WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. BORROWER WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS FOURTH AMENDMENT.

         7. This Fourth Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

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         8. No event has  occurred and is  continuing  or would result from this
Fourth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirements that notice be given or time elapse or both.

         9. This Fourth Amendment shall be deemed to be a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

         10. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Bank and Borrower have duly executed this Fourth Amendment as of the day and year first hereinabove written.


The Indus Group, Inc.,                    Sumitomo Bank of California,
a California corporation                  a California banking corporation


By                                        By
   --------------------------                ------------------------------
   Robert Felton                             F. Clark Warden

Its    President                          Its   Sr. Vice President
   --------------------------                 -----------------------------



                                          By
                                              -----------------------------
                                              Timothy E. Canevascini

                                          Its    Assistant Vice President
                                              ------------------------------

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